UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2008 (March 19, 2008)

VERINT SYSTEMS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-49790	11-3200514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Service Road, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 962-9600

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2008, the Board of Directors (the “Board”) of Verint Systems Inc. (“Verint” or the “Company”), in accordance with its authority pursuant to Article II, Section 11 of the Company’s Amended and Restated Bylaws to fill vacancies of the Board, unanimously elected John Bunyan, age 55, to the Board, effective as of March 24, 2008. Mr. Bunyan will stand for re-election at the Company’s next annual meeting of stockholders. At this time, the Board has not yet determined whether Mr. Bunyan will serve on any committees. Other than the employment agreement between Comverse Technology, Inc. (“Comverse”), the Company’s majority stockholder, and Mr. Bunyan, pursuant to which Mr. Bunyan agreed to serve as Chief Marketing Officer of Comverse, there is no arrangement or understanding between Mr. Bunyan and any other person pursuant to which he was elected to the Board.

Mr. Bunyan’s nomination to the Board was approved by the Board’s Governance and Nominating Committee following a request to appoint Mr. Bunyan made by Comverse. Mr. Bunyan’s election to the Board reflects an alteration of the previously disclosed understanding between the Verint independent directors and Comverse, as disclosed in a Form 8-K filed on September 13, 2007. Comverse asserted its right to have a majority of its representatives on the Company’s Board of Directors in connection with the completion of the Company’s previously announced independent investigation conducted by its Audit Committee.

Other than as described above, Mr. Bunyan has not engaged in, and is not otherwise connected to, any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Following the appointment of Mr. Bunyan, two vacancies remain on the Board.

Item 8.01.	Other Events.

On March 19, 2008, pursuant to Article II, Section 2 of the Company’s Amended and Restated Bylaws, the Board appointed Andre Dahan, a current member of the Board and Chief Executive Officer of Comverse, as the new non-executive Chairman of the Board, replacing Victor A. DeMarines, who assumed the position in September 2007. Mr. DeMarines remains a member of the Board and the chairman of the Corporate Governance and Nominating Committee. As with Comverse’s assertion of a majority of Comverse appointed directors to the Company’s Board, it was determined that this change was appropriate given the conclusion of the independent investigation, to which Mr. DeMarines dedicated a substantial portion of his professional time over the past two years. In making this change, the Board recognized his invaluable leadership during this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verint Systems Inc.

Date: March 25, 2008

	By:	/s/ Peter Fante
	Name:	Peter Fante
	Title:	Chief Legal Officer